Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, Chief Communications Officer
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

DELUXE REPORTS THIRD QUARTER 2022 RESULTS AND
REAFFIRMS FULL-YEAR 2022 GUIDANCE

•Delivered consolidated revenue growth of 4.3% in the third quarter, led by Payments, Promotional Solutions, and Checks
•Excluding business exits, revenue growth was 6.6%, with all four segments delivering year-over-year sales growth
•Net income of $14.7 million, up 17.6% from the prior year
•Adjusted EBITDA improved 1.9% year-over-year to $104.6 million
•Reaffirmed full-year 2022 guidance

Minneapolis – November 3, 2022 – Deluxe (NYSE: DLX), a Trusted Payments and Business Technology™ company, today reported operating results for its third quarter ended September 30, 2022.

“We are pleased with our third quarter results which reflect continued sales-driven growth, including year-over-year revenue increases across all four segments, excluding business exits,” said Barry McCarthy, President and CEO of Deluxe. “Payments was fueled by Treasury Management and our other core businesses, while Cloud’s results were led by double-digit revenue growth from Data Driven Marketing. Demand for our products and services remains healthy and we also benefited from pricing actions in response to the prolonged inflationary environment.”

“We delivered a year-over-year increase in consolidated Adjusted EBITDA, driven by our strong revenue growth,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “We continue to execute well and achieve our expectations despite challenging macroeconomic conditions, and are pleased to reaffirm our full-year guidance.”

Third Quarter 2022 Financial and Segment Highlights
(in millions, except per share amounts)

	3rd Quarter 2022	3rd Quarter 2021	% Change
Revenue	$555.0	$532.1	4.3%
Net Income	$14.7	$12.5	17.6%
Adjusted EBITDA	$104.6	$102.7	1.9%
Diluted EPS	$0.34	$0.28	21.4%
Adjusted Diluted EPS	$0.99	$1.10	(10.0%)

•Revenue for the third quarter was $22.9 million higher than the previous year, reflecting solid ongoing demand for Deluxe products, and pricing actions.
•Net income of $14.7 million was up 17.6% from $12.5 million in the third quarter of 2021.
•Adjusted EBITDA margin was 18.8%, down 50 basis points from the prior year, and was impacted by inflation and product mix, partially offset by pricing actions and operating leverage from strong revenue growth.
•Cash flow from operations for the first nine months of the year was $123.4 million and capital expenditures were $73.4 million. Free cash flow was $50.0 million, a decrease of $18.1 million compared to the first nine months of 2021, which includes a $32.8 million year-over-year increase in interest payments.

Outlook

The Company continues to expect the following for full-year 2022:

•Revenue growth of 8% to 10% as reported; or 10% to 12% excluding the impact of business exits
•Adjusted EBITDA margin rate of 18.5% to 19.0%
•Capital expenditures of approximately $105 million

The guidance outlined above is subject to, among other things, prevailing macroeconomic conditions, labor supply issues, inflation, and the impact of divestitures.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on December 5, 2022 to shareholders of record as of market closing on November 21, 2022.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The webcast and presentation will also be available on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET through midnight on November 10, 2022 by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a Trusted Payments and Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing approximately $3 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2021, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Product revenue	$317.2	$302.3	$956.7	$907.6
Service revenue	237.8	229.8	717.3	544.0
Total revenue	555.0	532.1	1,674.0	1,451.6
Cost of products	(113.6)	(111.0)	(345.5)	(330.9)
Cost of services	(142.6)	(133.1)	(424.0)	(298.3)
Total cost of revenue	(256.2)	(244.1)	(769.5)	(629.2)
Gross profit	298.8	288.0	904.5	822.4
Selling, general and administrative expense	(243.8)	(239.3)	(753.1)	(685.6)
Restructuring and integration expense	(15.2)	(12.3)	(46.6)	(38.0)
Gain on sale of businesses and facility	1.8	—	19.3	—
Operating income	41.6	36.4	124.1	98.8
Interest expense	(23.8)	(21.5)	(65.5)	(35.5)
Other income	3.1	2.3	7.5	6.4
Income before income taxes	20.9	17.2	66.1	69.7
Income tax provision	(6.2)	(4.7)	(19.6)	(20.7)
Net income	14.7	12.5	46.5	49.0
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	$14.7	$12.5	$46.4	$48.9

Weighted average dilutive shares	43.4	43.0	43.3	42.7
Diluted earnings per share	$0.34	$0.28	$1.06	$1.13
Adjusted diluted earnings per share	0.99	1.10	3.04	3.62
Capital expenditures	28.2	34.5	73.4	81.1
Depreciation and amortization expense	42.3	41.9	128.9	102.9
EBITDA	87.0	80.6	260.4	208.0
Adjusted EBITDA	104.6	102.7	305.9	290.7

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$45.5	$41.2
Other current assets	504.9	579.3
Property, plant & equipment	122.5	126.0
Operating lease assets	51.3	58.2
Intangibles	476.1	510.7
Goodwill	1,431.4	1,430.1
Other non-current assets	325.6	328.9
Total assets	$2,957.3	$3,074.4

Current portion of long-term debt	$64.5	$57.2
Other current liabilities	521.3	626.2
Long-term debt	1,606.5	1,625.8
Non-current operating lease liabilities	52.3	56.4
Other non-current liabilities	110.6	134.2
Shareholders' equity	602.1	574.6
Total liabilities and shareholders' equity	$2,957.3	$3,074.4

Net debt	$1,625.5	$1,641.8
Shares outstanding	43.1	42.7
Number of employees	6,162	6,313

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash provided (used) by:
Operating activities:
Net income	$46.5	$49.0
Depreciation and amortization of intangibles	128.9	102.9
Gain from sale of businesses and facility	(19.3)	—
Prepaid product discount payments	(23.9)	(27.0)
Other	(8.8)	24.3
Total operating activities	123.4	149.2
Investing activities:
Payment for acquisition, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired	—	(956.7)
Proceeds from sale of businesses and facility	25.2	2.7
Purchases of capital assets	(73.4)	(81.1)
Other	(1.1)	(1.2)
Total investing activities	(49.3)	(1,036.3)
Financing activities:
Net change in debt, net of debt issuance costs	(13.2)	931.3
Proceeds from issuing shares	2.4	16.0
Dividends	(39.6)	(38.7)
Net change in customer funds obligations	(88.1)	14.9
Other	(11.1)	(11.9)
Total financing activities	(149.6)	911.6
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	(14.1)	(0.8)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(89.6)	23.7
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	285.5	229.4
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$195.9	$253.1
Free cash flow	$50.0	$68.1

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Payments	$169.8	$160.3	$507.2	$343.0
Cloud Solutions	66.7	69.5	204.8	199.8
Promotional Solutions	136.1	130.3	408.6	389.8
Checks	182.4	172.0	553.4	519.0
Total	$555.0	$532.1	$1,674.0	$1,451.6
Adjusted EBITDA:
Payments	$36.2	$31.6	$107.6	$71.1
Cloud Solutions	16.0	19.0	50.9	55.0
Promotional Solutions	18.3	17.7	49.8	56.8
Checks	80.5	77.2	245.8	241.0
Corporate	(46.4)	(42.8)	(148.2)	(133.2)
Total	$104.6	$102.7	$305.9	$290.7
Adjusted EBITDA Margin:
Payments	21.3%	19.7%	21.2%	20.7%
Cloud Solutions	24.0%	27.3%	24.9%	27.5%
Promotional Solutions	13.4%	13.6%	12.2%	14.6%
Checks	44.1%	44.9%	44.4%	46.4%
Total	18.8%	19.3%	18.3%	20.0%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2021.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA margin outlook for 2022 to the directly comparable GAAP financial measure because the company does not provide outlook guidance for net income or the reconciling items between net income and adjusted EBITDA. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges; restructuring, integration and other costs; gains and losses on sales of businesses and facilities; and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$14.7	$12.5	$46.5	$49.0
Non-controlling interest	—	—	(0.1)	(0.1)
Interest expense	23.8	21.5	65.5	35.5
Income tax provision	6.2	4.7	19.6	20.7
Depreciation and amortization expense	42.3	41.9	128.9	102.9
EBITDA	87.0	80.6	260.4	208.0
Restructuring, integration and other costs	15.3	13.9	46.8	41.1
Share-based compensation expense	5.7	7.4	18.7	21.8
Acquisition transaction costs	0.1	0.2	0.1	18.8
Certain legal-related (benefit) expense	(1.7)	0.6	(0.8)	1.0
Gain on sale of businesses and facility	(1.8)	—	(19.3)	—
Adjusted EBITDA	$104.6	$102.7	$305.9	$290.7
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	18.8%	19.3%	18.3%	20.0%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, adjusted diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider adjusted diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$14.7	$12.5	$46.5	$49.0
Non-controlling interest	—	—	(0.1)	(0.1)
Net income attributable to Deluxe	14.7	12.5	46.4	48.9
Acquisition amortization	21.7	25.2	68.7	55.7
Restructuring, integration and other costs	15.3	13.9	46.8	41.1
Share-based compensation expense	5.7	7.4	18.7	21.8
Acquisition transaction costs	0.1	0.2	0.1	18.8
Certain legal-related (benefit) expense	(1.7)	0.6	(0.8)	1.0
Gain on sale of businesses and facility	(1.8)	—	(19.3)	—
Gain on debt retirements	(1.7)	—	(1.7)	—
Adjustments, pre-tax	37.6	47.3	112.5	138.4
Income tax provision impact of pretax adjustments(1)	(9.2)	(12.0)	(25.2)	(32.3)
Income tax impact of business sale(2)	—	—	(1.6)	—
Adjustments, net of tax	28.4	35.3	85.7	106.1
Adjusted net income attributable to Deluxe	43.1	47.8	132.1	155.0
Income allocated to participating securities	—	(0.1)	(0.1)	(0.1)
Re-measurement of share-based awards classified as liabilities	(0.1)	(0.3)	(0.5)	(0.3)
Adjusted income attributable to Deluxe available to common shareholders	$43.0	$47.4	$131.5	$154.6

Weighted-average dilutive shares	43.4	43.0	43.3	42.7

GAAP Diluted EPS	$0.34	$0.28	$1.06	$1.13
Adjustments, net of tax	0.65	0.82	1.98	2.49
Adjusted Diluted EPS	$0.99	$1.10	$3.04	$3.62

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(2) Represents the recognition of a capital loss carryover arising from the sale of the Australian web hosting business in the second quarter of 2022, partially offset by a related valuation allowance for the portion of the carryover not currently expected to be realized.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

REVENUE EXCLUDING FIRST AMERICAN ACQUISITION AND BUSINESS EXITS

Management views the measure of revenue growth, excluding the incremental revenue from the First American acquisition and the impact of business exits, as an important indicator when assessing and evaluating the performance of the business and when identifying strategies to improve performance. These measures of revenue growth may be expressed as a dollar amount or as a percentage rate. By excluding the incremental First American revenue and the impact of business exits, management is able to evaluate internally-generated revenue, measured by comparable sales of products and services year-over-year. These measures are utilized by management for one fiscal year following an acquisition or business exit.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
CONSOLIDATED REVENUE:
Total revenue	$555.0	$532.1	$1,674.0	$1,451.6
Less: incremental First American revenue	—	—	(144.2)	—
Less: business exits	—	(11.6)	—	(19.0)
Total revenue excluding First American acquisition and business exits	$555.0	$520.5	$1,529.8	$1,432.6
Total revenue growth excluding First American acquisition and business exits	$34.5		$97.2
Total revenue growth excluding First American acquisition and business exits %	6.6%		6.8%

CLOUD SOLUTIONS REVENUE:
Cloud Solutions revenue	$66.7	$69.5	$204.8	$199.8
Less: business exits	—	(5.9)	—	(9.9)
Cloud Solutions revenue excluding business exits	$66.7	$63.6	$204.8	$189.9
Cloud Solutions revenue growth excluding business exits	$3.1		$14.9
Cloud Solutions revenue growth excluding business exits %	4.9%		7.8%

OUTLOOK REVENUE:
	2022 Outlook	2021 Actual
Total revenue	$2,184 - $2,224	$2,022
Less: business exits	—	(32)
Total revenue excluding business exits	$2,184 - $2,224	$1,990
Total revenue growth excluding business exits %	10% - 12%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	September 30, 2022	December 31, 2021
Total debt	$1,671.0	$1,683.0
Cash and cash equivalents	(45.5)	(41.2)
Net debt	$1,625.5	$1,641.8

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$51.2	$65.4	$123.4	$149.2
Purchases of capital assets	(28.2)	(34.5)	(73.4)	(81.1)
Free cash flow	$23.0	$30.9	$50.0	$68.1

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